UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 13, 2003

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20200 Sunburst Street, Chatsworth, CA 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	Other Events and Regulation FD Disclosure.

On October 13, 2003, North American Scientific, Inc. (the “Company”) issued a press release announcing observations from an internal preliminary review of data from the Company’s European clinical trials of its Hynic-Annexin V product candidate.  A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 7.	Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

	99.1	Press release dated October 13, 2003, announcing observations from an internal preliminary review of data from the Company's European clinical trials of its Hynic- Annexin V product candidate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: October 13, 2003	By:	/s/ L. Michael Cutrer
		Name:	L. Michael Cutrer
		Title:	President and Chief Executive Officer (Principal Executive Officer)